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                              IKOS SYSTEMS, INC.
                STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                     (In thousands, except per share data)

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
                                                                     Fiscal Years Ended
                                                           -----------------------------------------
                                                            September 30,    October 1,   October 2,
                                                                1995            1994         1993
                                                                ----            ----         ----
Income (loss) before extraordinary credit                         $3,156        $  841      ($8,750)
Extraordinary credit - forgiveness of debt                                         664

                                                             -----------    ----------    ----------
Net income (loss)                                                 $3,156        $1,505      ($8,750)
                                                             ===========    ==========    ==========

Number of shares used in computing per share amounts:
  Weighted average common shares outstanding                       5,611         5,455         5,415
  Common equivalent shares attributable to stock
   options (treasury stock method)                                   540           196            --

                                                             -----------    ----------    ----------
Total weighted average common shares outstanding                   6,151         5,651         5,415
                                                             ===========    ==========    ==========

Income (loss) before extraordinary cre dit                        $ 0.51        $ 0.15       ($1.62)
Extraordinary credit                                                  --          0.12            --

                                                             -----------    ----------    ----------
Net income (loss)                                                 $ 0.51        $ 0.27       ($1.62)
                                                             ===========    ==========    ==========
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